APPLICATION FOR SHARES

To:	Lone Oak Acquisition Corp.	(the “Company”)
Cricket Square
Hutchins Drive
PO Box 2681
Grand Cayman, KY1-1111
Cayman Islands

Attention:     The Board of Directors

Date:   June 17, 2010

I apply for and request you to allot to me 10,000 shares with a par value of $0.001 in the capital of the Company, and undertake to pay all calls made upon the said shares as and when required by the directors to do so.

I agree to take the said shares subject to the Memorandum and Articles of Association of the Company and I authorise you to enter the following name and address in the Register of Members of the Company:

Name:	Can Aydinoglu

Address:	Degirmenyolu Sok. Kutay Is Mer. C, B1.K1. Bostanci,
Kadikoy, Istanbul, Turkey

I designate the following telephone and facsimile numbers and e-mail address for service of notice of all members’ meetings. Notice by telephone or facsimile to either of the said numbers or electronic mail to the stated e-mail address will constitute good and sufficient notice to myself and I agree to advise you of any change in these particulars:

Tel:  +90 (532) 266 76 13
Fax: +90 (216) 577 11 78
E-mail address: canaydinoglu@gmail.com

Yours faithfully,

/s/ Can Aydinoglu
Can Aydinoglu